UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 24, 2008

Greer Bancshares Incorporated

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-33021	57-1126200
(Commission File Number)	(IRS Employer Identification No.)

1111 W. Poinsett Street, Greer, South Carolina	29650
(Address of principal executive offices)	(Zip Code)

(864) 877-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

(a) On or about April 30, 2008, Greer Bancshares Incorporated (the “Company”), the parent company of Greer State Bank, intends to mail a report to its shareholders containing financial information concerning the quarter ended March 31, 2008. A copy of this report is furnished herewith as Exhibit 99.1.

(b) On April 24, 2008, the Board of Directors of the Company approved a quarterly cash dividend of $.17 per share, payable on June 16, 2008 to shareholders of record on June 2, 2008. A copy of the April 28, 2008 press release announcing the dividend is furnished as Exhibit 99.2

Item 7.01.	Regulation FD Disclosure.

The Company is furnishing as Exhibit 99.3 the PowerPoint presentation presented at its 2008 Annual Meeting of Shareholders held on April 24, 2008, which exhibit is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are furnished as part of this report:

Exhibit Number	Description
Exhibit 99.1	Report to Shareholders for the period ended March 31, 2008.

Exhibit 99.2	Press Release announcing dividend dated April 28, 2008.

Exhibit 99.3	PowerPoint Presentation presented at the Company’s 2008 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREER BANCSHARES INCORPORATED

By:	/s/ Kenneth M. Harper
Name:	Kenneth M. Harper
Title:	President and Chief Executive Officer

Dated: April 29, 2008

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Report to Shareholders for the period ended March 31, 2008.

Exhibit 99.2	Press Release announcing dividend dated April 28, 2008.

Exhibit 99.3	PowerPoint Presentation presented at the Company’s 2008 Annual Meeting of Shareholders.